SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 19, 2002

Community Central Bank Corporation

(Exact name of Registrant as specified in its Charter)

Michigan	000-33373	38-3291744
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 North Main Street, PO Box 7, Mount Clemens, MI	48046-0007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (586) 783-4500

N/A

(Former name or former address, if changed since last report)

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ITEM 5.       Other Events

On November 19, 2002, the Registrant issued a press release announcing the declaration of a cash dividend of $0.05 per share, payable January 2, 2003 to shareholders of record on the close of business December 2, 2002. A copy of the press release announcing the cash dividend is attached to this document as Exhibit 99.1.

On November 20, 2002, the Registrant issued a press release announcing its intention to repurchase up to 5% of its outstanding common stock in open market or privately negotiated transactions. The shares will be repurchased at prevailing market prices from time to time over a 12-month period, depending on market conditions. The repurchased shares will become treasury shares and will be used for general corporate purposes. A copy of the press release announcing the stock repurchase program is attached to this document as Exhibit 99.2.

Item 7. Exhibits.

99.1	Press Release dated November 19, 2002, announcing Community Central Bank Corporation's declaration of a cash dividend.
99.2	Press Release dated November 20, 2002, announcing Community Central Bank Corporation's stock repurchase program.
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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CENTRAL BANK CORPORATION
Date: November 20, 2002	By: /s/ Ray T. Colonius Ray T. Colonius Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 19, 2002, announcing Community Central Bank Corporation's declaration of a cash dividend.
99.2	Press Release dated November 20, 2002, announcing Community Central Bank Corporation's stock repurchase program.